ANCHOR SERIES TRUST
CERTIFICATE OF AMENDMENT TO
DECLARATION OF TRUST TO CHANGE ADDRESS
OF PRINCIPAL OFFICE

       WHEREAS, the Amended and Restated Declaration of Trust of Anchor Series Trust (the "Trust") dated as of September 27, 2011, as amended (the "Declaration"), provides, in Article III that the Trustees may change the principal place of business of the Trust;

WHEREAS, the address of the principal office of the Trust has changed;

       NOW THEREFORE, the undersigned, constituting at least a majority of the Trustees of the Trust, acting pursuant to Section 11.1 of the Declaration, do hereby amend the second sentence of Article III of the Declaration to provide as follows:

The principal place of business of the Trust is Harborside 5, 185
Hudson Street, Suite 3300, Jersey City, New Jersey 07311.






Dr. Judith L. Craven, as Trustee	William F. Devin, as Trustee
Harborside 5				Harborside 5
185 Hudson Street, Suite 3300		185 Hudson Street, Suite 3300
Jersey City, New Jersey 07311		Jersey City, New Jersey 07311




Stephen J. Gutman			Peter A. Harbeck
Harborside 5				Harborside 5
185 Hudson Street, Suite 3300		185 Hudson Street, Suite 3300
Jersey City, New Jersey 07311		Jersey City, New Jersey 07311




Richard W.Grant
Harborside 5
185 Hudson Street,Suite 3300
Jersey City, New Jersey 07311










DB3/ 201428230.1




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